Exhibit 10.4

L.I.M.S. LABORATORY INFORMATION AND MANAGEMENT SYSTEMS LTD.

2001 OPTION PLAN

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L.I.M.S. Laboratory Information and Management Systems Ltd., a corporation formed under the laws of the state of Israel (the “Company”), hereby establishes and adopts the following Stock Option Plan (the “Plan”), effective March 26, 2001 (the “Effective Date”).

1. Purpose. The purpose of the Plan is to attract and retain outstanding employees of the Company or L.I.M.S. (USA) Inc., a subsidiary of the Company formed under the laws of the State of Florida (“L.I.M.S.”) who will contribute to the Company’s success and achieve long-term objectives which will inure to the benefit of all stockholders of the Company and L.I.M.S. through the additional incentive inherent in the ownership of ordinary shares of the Company (1 NIS par value) (“Shares”).

2. Shares Subject to Awards.

(a) Awards under the Plan (“Award”) shall be in the form of non-qualified stock options (“Options”).

(b) Subject to the adjustment provisions of Section 11 hereof, the aggregate number of Shares that are the subject of Awards under the Plan shall not exceed 200,000. Shares delivered under the Plan shall be Shares held by the Company. The Shares that are forfeited under the terms of the Plan and Shares that are the subject of Options that expire unexercised or which are otherwise surrendered by the holder of such Option (the “Optionee”) without receiving any payment or other benefit with respect thereto may again be subject to new Awards under the Plan.

3. Administration of the Plan.

(a) The Plan shall be administered by members of the compensation committee of the Board of Directors of the Company (the “Board”), consisting of not fewer than two directors of the Company, as designated by the Board (the “Committee”). The Board may remove from, add members to, or fill vacancies in the Committee. Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16(b)-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”); provided, however, that if the Board determines that (i) the Plan cannot satisfy the requirements of Rule 16b-3 of the Exchange Act (i.e., such that grants of Awards are not exempt from Section 16(b) of the Exchange Act), then the members of the Committee need not be “non-employee directors,” or (ii) they no longer want the Plan to comply with the requirements of Code Section 162(m), then the members of the Committee need not be “outside directors.”

(b) The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to grant Awards under the Plan, to interpret the provisions of the Plan and, subject to the requirements of applicable law, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Award thereunder as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons. No member of the Committee shall be liable for anything done or omitted to be

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done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

4. Eligibility. Awards shall be made to such employees of the Company or L.I.M.S. as the Committee shall select from time to time. The Committee’s designation of an Optionee in any year shall not require the Committee to designate such person to receive Awards or grants in any other year.

5. Stock Option Agreements. All Options granted pursuant to the Plan shall be evidenced in writing by stock option agreements (“Stock Option Agreements”) in such form and containing such terms and conditions as the Committee shall determine, including the following:

(a) Number of Shares. Each Option shall state the total number of Shares to which it pertains.

(b) Option Price. Except as otherwise provided by the Committee in the Stock Option Agreement, the Option price per each Share shall be the closing price of a Share on the Tel Aviv Stock Exchange on the date of the Award, converted into U.S. dollars based on the exchange rate of NIS and U.S. dollars as determined by the “representative rate” for such currencies published by the Bank of Israel for such date.

(c) Option Period. Each Option shall expire on the fifth anniversary of its Award and no Option may be exercised after the expiration of its term.

(d) Exercise Period. Except as otherwise provided by the Committee in a Stock Option Agreement, Options shall vest and become exercisable upon the Optionee’s completion of a number of years of continuous employment service for the Company or L.I.M.S. following the date of the grant of an Option as follows:

less than two years of service	0% of the total Award;
two years of service	50% of the total Award;
three years of service	75% of the total Award less amount previously exercised;
four or more years of service	100% of the total Award less amount previously exercised;

provided, however, that, unless determined otherwise by the Board, Options shall cease to vest and all unvested Options shall be null and void immediately upon a reduction in the scope of duties that the Optionee performs for the Company or L.I.M.S., whether or not the Optionee’s job title changes. For purposes of this paragraph (d) medical, military, disability (including pregnancy), and other leaves of absence approved by the Company or L.I.M.S. shall be deemed to be continuous employment to the extent required by law or by the Committee in its sole discretion. Notwithstanding any provision of the Plan to the contrary, no Option shall be exercisable under this paragraph (d) unless counsel for the Company shall be satisfied that the transfer of Shares upon exercise will be in compliance with all applicable laws, including the U.S. Securities Exchange Act of 1934.

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(e) Time and Manner of Payment. Each Stock Option Agreement shall provide that Options granted under the Plan shall be exercised by the Optionee (or by his executors, administrators, guardian or legal representative) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased. Full payment of such purchase price plus all applicable taxes required to be withheld shall be made within five business days following the receipt of such notice by the Company and shall be made in cash or by certified check, bank check, or promissory note as permitted by the Committee in its sole discretion. Such notice of exercise and full payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. The Company shall effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person exercising an Option shall have any of the rights of a holder of Shares subject to an Option until such Shares shall have been transferred and registered in the Company’s books in the name of the transferee following the exercise of such Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such transfer.

(f) Other Provisions. A Stock Option Agreement may contain any other terms and conditions that the Committee, in its sole discretion, deems appropriate.

6. Non-Transferability of Options. No Option shall be assignable or transferable by the Optionee, and may be exercised during the lifetime of the Optionee only by the Optionee; provided, however, that during the Optionee’s lifetime, the Optionee may, with the consent of the Committee, transfer without consideration all or any portion of his Options to (i) one or more members of the Optionee’s immediate family, (ii) a trust established for the exclusive benefit of one or more members of the Optionee’s immediate family, or (iii) a limited liability company in which all members are members of the Optionee’s immediate family; provided, further, that any such immediate family, and any such trust, and limited liability company, shall agree to be and shall be bound by the terms and provisions of the Plan and any applicable Stock Option Agreement or other agreements covering the Options of the Shares. For purposes of this Section 6, “immediate family” means the Optionee’s spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings (including half-brothers and half-sisters), in-laws, and all such relationships arising because of legal adoption.

7. Termination of Employment.

(a) In the event of the termination of employment of an Optionee with the Company and/or L.I.M.S. for any reason (other than termination for cause, death or disability as provided below), Options granted to him that have not previously expired or been exercised shall be, to the extent exercisable on the date of such termination, exercisable by the Optionee within 60 days after the date of such termination, unless such Option is earlier terminated pursuant to its terms. All Options that are not exercisable as of the date of such termination or which are not exercised within 60 days thereafter, shall be deemed canceled and terminated as of such date, unless the Committee shall have, in its discretion, extended the exercise period to accommodate any legal or regulatory requirements that pertain to the exercise of Options or the delivery of Shares.

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(b) In the event that an Optionee’s employment is terminated by the Company and/or L.I.M.S. for “cause,” all Options exercisable as of the date of such termination shall be canceled and terminated as of such date. For these purposes, termination for “cause” shall mean the following: the Optionee’s violation of copyright/trademark protection maintained by the Company or L.I.M.S.; the Optionee’s engaging or assisting in any business in competition with the Company or L.I.M.S. as employee, owner, partner, director, officer, stockholder, consultant or agent (ownership of minority interests in publicly-traded corporations, partnerships or companies or of 5% or less of the equity of privately-held corporations, partnerships or companies shall not be considered competition for purposes of this Plan); or conviction of the Optionee by a court of law of competent jurisdiction for fraud, misappropriation, embezzlement, or any felony.

8. Death. In the event an Optionee dies while employed by the Company and/or L.I.M.S., any Option granted to him that has not previously expired or been exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, at any time prior to the expiration of the Option.

9. Disability. In the event of the termination of employment of an Optionee due to disability, the Optionee or his guardian or legal representative, shall have the right to exercise any Option which has not been previously exercised or expired and which the Optionee was eligible to exercise as of the first date of his or her disability, at any time within 180 days of after such termination or separation, unless such Option is earlier terminated pursuant to its terms. All Options that are not exercisable as of the date of the Optionee’s termination or which are not exercised within the period set forth in the preceding sentence shall be deemed canceled and terminated. Whether or not the Optionee is “disabled,” for purposes of this Section 9, shall be determined by the Committee in its sole discretion.

10. Change of Control. In the event of a Change of Control, the expiration of all Options may be accelerated or the terms of such Option may be changed by the Board of the Company, in its sole discretion. For these purposes, a Change of Control shall be deemed to have occurred when:

(a) any person (as such term is used in Section 13 of the U.S. Securities Exchange Act of 1934 and the rules and regulations thereunder and any person acting in concert with such person) directly or indirectly acquires or otherwise becomes entitled to vote more than 50% of the voting power entitled to be cast at elections for directors of the Company; or

(b) there occurs any merger or consolidation of the Company or L.I.M.S., or any sale, lease or exchange of all or any substantial part of the consolidated assets of L.I.M.S. or the Company and its subsidiaries (as defined in Section 424(f) of the Code), to any other person, and (i) in the case of a merger or consolidation, the holders of outstanding stock of the Company (or L.I.M.S., as the case may be) entitled to vote in elections of directors of the Company (or L.I.M.S.) immediately before such merger or consolidation (excluding for this purpose any person that directly or indirectly owns or is entitled to vote 20% or more of the voting power of the Company (or L.I.M.S.)) hold less than 50% of the voting power of the survivor of such merger or consolidation or its parent, or (ii) in the case of any such sale, lease or exchange, the Company (or L.I.M.S.) does not own at least 50% of the voting power of the other person, or

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(c) one or more new directors of the Company are elected and at such time five or more directors (or, if less, a majority of the directors) then holding office were not nominated as candidates by a majority of the directors in office immediately before such election.

11. Adjustments. In the event that the Committee shall determine that any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Options have been or may be issued under the Plan, such that an adjustment is determined by the Committee to be appropriate in order to prevent enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Options, (ii) the number and type of Shares subject to outstanding Options, and (iii) the grant or exercise price with respect to any Option, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Option; provided, however, that the number of Shares subject to any Option denominated in Shares shall always be a whole number.

12. Tax Withholding. The Company or L.I.M.S. shall notify an Optionee of any income tax withholding requirements arising as a result of the grant of any Award or exercise of an Option. The Company or L.I.M.S. shall have the right to withhold from such Optionee such withholding taxes as may be required by law, or to otherwise require the Optionee to pay such withholding taxes. If the Optionee shall fail to make such tax payments as are required under Section 5(e), the Company or L.I.M.S. shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind, including a payment of Shares, otherwise due to such Optionee or to take such other action as may be necessary to satisfy such withholding obligations.

13. Right of Discharge Reserved. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee the right to continue in the employment of the Company, L.I.M.S. or any company affiliated with the Company or L.I.M.S. or affect any right that the Company or L.I.M.S. may have to terminate the employment or service of (or to demote or to exclude from future Options under the Plan) any such employee at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or L.I.M.S. to the employee.

14. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

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15. Amendment and Termination of the Plan.

(a) The Board may, from time to time, alter, amend, suspend or terminate the Plan with respect to Options that have not been granted, subject to any requirement for stockholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided, however, that the Board may not amend the Plan in any manner that would result in noncompliance with any applicable law. Neither the Board nor the Committee may, without the consent of the Optionee, alter or in any way impair the rights of such Optionee under any Award previously granted. Neither the termination of the Plan nor the Change of Control of the Company shall affect any Option previously granted.

(b) The Plan shall terminate and no further Options shall be granted hereunder after the fifth anniversary of the Effective Date unless terminated earlier by the Board pursuant to paragraph (a) hereof as of an earlier date.

(c) Without amending the Plan, the Committee may grant Options to eligible individuals who are not U.S. nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendment, procedures and the like to the Plan as may be necessary or advisable to comply with the provisions of laws in other countries in which the Company operates or has employees.

16. Gender and Number. Any masculine terminology used in this Plan document shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

17. Governing Law. The Plan and all determinations made and actions taken thereunder, shall be governed by the laws of the State of Florida to the extent not otherwise governed by the Code or the federal laws of the United States if the Optionee is a resident of the United States and shall be governed and construed according to the laws of Israel if the Optionee is not a resident of the United States.

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